Exhibit 10.1

Effective Date: February 26, 2025 Revolving Note Amount: $10,000,000

REVOLVING PROMISSORY NOTE AND LOAN AGREEMENT

FOR VALUE RECEIVED, Sterling Properties, LLLP (“Borrower”), a North Dakota limited liability limited partnership whose address is 4340 18th Avenue South, Suite 200, Fargo, ND 58103, hereby promises to pay to the order of Sterling Office and Industrial Properties, LLLP (“Lender”), a North Dakota limited liability limited partnership whose address is 4340 18th Avenue South, Suite 200, Fargo, ND 58103, or at such other place as Lender may designate in writing from time to time, the principal sum of Ten Million Dollars ($10,000,000) (the “Revolving Note Amount”), or such lesser amount thereof as has been advanced by Lender to or for the benefit of Borrower pursuant to this Revolving Promissory Note and Loan Agreement (the “Note”), together with interest on the unpaid outstanding principal balance at the Interest Rate described herein and all other amounts, if any, then due and owing under this Note. Sterling Management, LLC, a North Dakota limited liability company, shall serve as the loan administrator under this Note (“Administrator”).

1.	Revolving Line of Credit. This Note shall constitute a revolving line of credit whereby Borrower may draw down, from time to time and in accordance with the procedures set forth in Section 2 below, a principal amount not to exceed at any one time the Revolving Note Amount. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be, and Borrower will be permitted to borrow, repay, and re-borrow hereunder throughout the term of this Note.

2.	Borrowing Procedures. All drawdown requests and principal advances under this Note shall be facilitated by Administrator on Borrower’s and Lender’s behalf, respectively. Unless Administrator determines an applicable condition specified herein has not been satisfied, Administrator will advance to Borrower the requested drawdown amount on the requested borrowing date.

3.	Payment Terms. Commencing on April 10, 2025, and continuing on the tenth (10th) day of each calendar month thereafter, Borrower shall make interest only payments to Lender on amounts outstanding hereunder. Subject to Lender’s Call Option as described in Section 5 below, the outstanding principal balance of this Note, together with any accrued but unpaid interest on such balance and other costs owed hereunder, shall be due and payable on the Maturity Date. Borrower may voluntarily prepay all or a portion of this Note at any time and from time to time in Borrower’s discretion, without prepayment penalty or premium.

All payments and prepayments shall be made in lawful money of the United States of America in immediately available funds and shall, at Administrator’s option, be applied first to any costs of

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collection, second to any fees or late charges, third to accrued interest on this Note, and lastly to principal. If a regularly scheduled payment becomes ten (10) days or more overdue, Borrower will be charged, in addition to interest, a late fee equal to 3.0% of the unpaid portion of the regularly scheduled payment.

4.	Variable Interest Rate. The interest rate under this Note shall initially be 5.25% (the “Interest Rate”). The parties intend the Interest Rate to be mutually beneficial such that each party may realize interest rates similar or better than prevailing market rates (e.g., Lender’s savings account rates vs. Borrower’s line of credit rates). Administrator shall have discretion to periodically review and adjust the Interest Rate, and shall provide notice to Borrower and Lender of any adjustment to the Interest Rate at least thirty (30) days prior to the effective date of such adjustment. All Interest Rate adjustments shall become effective on the first day of the calendar month immediately following such 30-day notice (each, an “Adjustment Date”). The adjusted Interest Rate shall remain in effect until and including the day immediately preceding the next Adjustment Date.

Notwithstanding the foregoing, from and after the occurrence of an Event of Default (defined below) and continuing thereafter until such Default has been remedied, the Interest Rate shall be the Interest Rate then in effect plus 5.00% (the “Default Rate”); provided, however, if the Interest Rate, Default Rate, or any other charges or fees due under this Note are determined to be usurious, then such Interest Rate, charges or fees shall be reduced to the maximum amount permissible under North Dakota law.

In all cases interest on this Note shall be calculated based on a 365-day year but charged for actual days principal is unpaid.

5.	Maturity Date; Call Option. This Note shall mature, and all amounts of principal and accrued interest shall be due and payable, on December 31, 2025 (the “Maturity Date”) or such later date as may be determined by Administrator. Notwithstanding the foregoing, Administrator (on Lender’s behalf) shall have the option, in its sole and absolute discretion, to require Borrower to repay all outstanding amounts of principal and accrued interest at any time prior to the Maturity Date upon thirty (30) days’ notice to Borrower (the “Call Option”).

6.	Representations and Warranties. Borrower makes the following representations and warranties as of the date of this Note and at the time of each request for an advance:

a.	Borrower has full power and authority to execute and deliver this Note and to incur and perform its obligations under this Note. The execution, delivery and performance by Borrower of this Note will not violate any law, rule, regulation, or court order, or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected.

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b.	The Note constitutes the legal, valid, and binding obligation of Borrower enforceable in accordance with its terms.

c.	There is no action, suit or proceeding pending or, to Borrower’s knowledge, threatened against or affecting Borrower or any of its properties or assets which, if adversely determined, would have a material adverse effect on the financial condition of Borrower or which would question the validity of the Note or impair the ability of Borrower to perform its obligations under the Note.

7.	Event of Default. An “Event of Default” or “Default” under this Note consists of any one or more of the following:

a.	Borrower fails to pay when due any amount required of Borrower under this Note;

b.	Borrower fails to observe or perform any of the respective covenants, conditions, or agreements to be observed or performed by Borrower under this Note for a period of ten (10) days after written notice specifying such default is given to Borrower by Administrator;

c.	Borrower files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, makes an assignment for the benefit of creditors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of all or any substantial part of Borrower’s property;

d.	Any representation or warranty made by Borrower in the Note shall prove to be untrue or misleading in any material respect; or

e.	Any material adverse change shall occur in the financial condition of Borrower which, in Lender’s reasonable opinion, increases its risk with respect to the Note, or Lender otherwise reasonably and in good faith deems itself insecure.

8.	Remedies. If an Event of Default shall occur and be continuing, then, subject to any applicable notice periods provided in Section 7, Lender may, at its option, and without further notice or demand, (i) declare the entire outstanding principal balance of the Note, including accrued and unpaid interest thereon, immediately due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) pursue any and all other rights, remedies and recourses available to Lender, whether at law or in equity, or (iv) pursue any combination of the foregoing. All remedies are cumulative and may be exercised by Lender singularly or concurrently, and the election by Lender to pursue any remedy shall not exclude pursuit of any other remedy.

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9.	Notices. All notices under this Note shall be given to or made upon the parties at their respective addresses specified below.

If to Borrower:Sterling Properties, LLLP

Attn: Chief Financial Officer

4340 18th Avenue South, Suite 200

Fargo, ND 58103

If to Lender:Sterling Office and Industrial Properties, LLLP

Attn: Chief Financial Officer

4340 18th Avenue South, Suite 200

Fargo, ND 58103

A copy of all notices, requests, consents, and demands hereunder shall also be delivered to Administrator at the following address:

Sterling Management, LLC

Attn: General Counsel

4340 18th Avenue South, Suite 200

Fargo, ND 58103

10.	No waiver. No delay or failure by Lender in the exercise of any right or remedy under this Note or under law shall constitute a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

11.	Severability. If a court of competent jurisdiction finds any provision of this Note to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Note in all other respects shall remain valid and enforceable.

12.	Amendments. This Note may not be amended or modified, nor may any of its terms be modified or waived, except by written instruments signed by Lender and Borrower.

13.	Governing Law. This Note shall be governed by North Dakota law without regard to principles of conflicts of law.

14.	Jurisdiction, Venue; Waiver of Jury Trial. The parties hereby (a) consent to the personal jurisdiction of the state district courts located in North Dakota in connection with any controversy related to this Note; (b) waive any argument that venue in any such forum is not convenient; (c) agree that any litigation initiated by Lender or Borrower in connection with

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this Note shall be venued in Cass County District Court, East Central Judicial District, Fargo, North Dakota; and (d) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS NOTE.

15.	Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Signatures may be signed and delivered by e-mailing a digital document (e.g., PDF, JPG, TIFF, or similar format) or by electronic signature (e.g., DocuSign or similar technology) and maintained in electronic form. Electronic records and signatures shall be treated the same as original paper documents bearing hand-written signatures for the purpose of validity, enforceability, and admissibility.

[signature page follows]

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This Revolving Promissory Note and Loan Agreement was executed by the parties as of the date first set forth above.

BORROWER:

STERLING PROPERTIES, LLLP

BY:Sterling Real Estate Trust

ITS:General Partner

By:/s/ Kenneth P. ReganBy:/s/ Luke B. Swenson

Name:Kenneth P. ReganName:Luke B. Swenson

Its:CEOIts: Chief Investment Officer

LENDER:

STERLING OFFICE AND INDUSTRIAL PROPERTIES, LLLP

BY:Sterling Office and Industrial Trust

ITS:General Partner

By:/s/ Megan E. SchreinerBy:/s/ David F. Perkins

Name:Megan E. SchreinerName:David F. Perkins

Its:PresidentIts: Vice President

ADMINISTRATOR ACKNOWLEDGMENT:

STERLING MANAGEMENT, LLC

By:/s/ Lisa A. Reich

Name:Lisa A. Reich

Its:Chief Financial Officer

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